Exhibit 4.11

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
This AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) dated as of September [9], 2011 is among SYMBION, INC., a Delaware corporation (the “Company”), SYMBION HOLDINGS CORPORATION, a Delaware corporation (“Holdings”), each of the subsidiary guarantors listed in Schedule A attached hereto (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) and CRESTVIEW CREDIT HOLDINGS I, LLC, a Delaware limited liability company, CRESTVIEW CREDIT HOLDINGS TE/ERISA I, LLC, a Delaware limited liability company and CRESTVIEW CREDIT HOLDINGS PF/CAYMAN I, LLC, a Delaware limited liability company (the “Initial Crestview Holders”), and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY (for its Group Annuity Separate Account) (the “Initial Northwestern Holders” and together with the Initial Crestview Holders and the Initial Eton Park Holders, the “Initial Holders”).

W I T N E S S E T H :
WHEREAS, the Initial Holders entered into a Registration Rights Agreement (the “Registration Rights Agreement”) dated as of June 14, 2011;
WHEREAS, the Company and the Initial Northwestern Holders wish to enter into a Notes Exchange Agreement providing for the issuance of the Company's 8.00% Senior PIK Exchangeable Notes due 2017 (the “Notes”) to the Initial Northwestern Holders in exchange for 8.00% Senior Secured Notes due 2016 to be delivered by the Initial Northwestern Holders to the Company;
WHEREAS, in accordance with Section 5.03 of the Registration Rights Agreement, the parties wish to amend the Registration Rights Agreement as set forth herein;
NOW, THEREFORE, the parties hereto agree as follows:
Section 1.01 Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms as set forth in the Registration Rights Agreement.

Section 1.02 Amendment to Recitals. The second paragraph of the Registration Rights Agreement is amended to read in its entirety as follows:

“This Agreement is made in connection with (i) the Notes Exchange Agreement, dated as of June 7, 2011, by and among the Company, the Guarantors and the Initial Crestview Holders (the “Crestview Exchange Agreement”), (ii) the Notes Exchange Agreement, dated as of June 7, 2011, by and among the Company, the Guarantors and the Initial Eton Park Holders (the “Eton Park Exchange Agreement”), and (iii) the Notes Exchange Agreement, dated as of June 7, 2011, by and among the Company, the Guarantors and the Initial Northwestern Holders (the “Northwestern Exchange Agreement” and, together with the Crestview Exchange Agreement and the Eton Park Exchange Agreement, the “Exchange Agreements”), which provide for, among other things, the issuance by the Company of 8.00% Senior PIK Exchangeable Notes due 2017 (the “Notes”) to the Initial Holders in the initial aggregate principal amount of

$88,490,236 in exchange for $85,396,396 aggregate principal amount of the Company's existing 11.00%/11.75% Senior PIK Toggle Notes due 2015, plus accrued and unpaid interest thereon. For the avoidance of doubt, the term “Notes” shall include any additional Notes issued by the Company under the Indenture (defined below).”
    Section 1.03. Amendment to Schedule A. Schedule A of the Registration Rights Agreement is amended to read in its entirety as set forth in Schedule A hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SYMBION, INC.
By:	/s/ Teresa F. Sparks
Name:Teresa F. Sparks
Title:Senior Vice President of Finance and Chief Financial Officer

SYMBION HOLDINGS CORPORATION
By:	/s/ Teresa F. Sparks
Name:Teresa F. Sparks
Title:Senior Vice President of Finance and Chief Financial Officer

THE SUBSIDIARY GUARANTORS SET FORTH ON SCHEDULE A HERETO
By:	/s/ Teresa F. Sparks
Name:Teresa F. Sparks
Title:Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

CRESTVIEW CREDIT HOLDINGS I, LLC
By:	/s/ Barry Volpert
Name:Barry Volpert
Title:Partner

CRESTVIEW CREDIT HOLDINGS TE/ERISA I, LLC
By:	/s/ Barry Volpert
Name:Barry Volpert
Title:Partner

CRESTVIEW CREDIT HOLDINGS PF/CAYMAN I, LLC
By:	/s/ Barry Volpert
Name:Barry Volpert
Title:Partner

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
By:	/s/ Timothy S. Collins
Name:	Timothy S. Collins
(Its Authorized Representative)

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY (for its Group Annuity Separate Account)
By:	/s/ Timothy S. Collins
Name:	Timothy S. Collins
(Its Authorized Representative)

Schedule A
SUBSIDIARY GUARANTORS
Ambulatory Resource Centres Investment Company, LLC
Ambulatory Resource Centres of Florida, Inc.
Ambulatory Resource Centres of Massachusetts, Inc.
Ambulatory Resource Centres of Texas, Inc.
Ambulatory Resource Centres of Washington, Inc.
Ambulatory Resource Centres of Wilmington, Inc.
ARC Development Corporation
ARC Financial Services Corporation
ASC of Hammond, Inc
ASC of New Albany, LLC
Austin Surgical Holdings, LLC
Houston PSC - I, Inc.
Lubbock Surgicenter, Inc.
Medisphere Health Partners - Oklahoma City, Inc.
Medisphere Health Partners Management of Tennessee, Inc.
NeoSpine Surgery of Nashville, LLC
NeoSpine Surgery of Puyallup, LLC
NeoSpine Surgery, LLC
NSC Edmond, Inc.
Physicians Surgical Care, Inc.
Premier Ambulatory Surgery of Duncanville, Inc.
PSC Development Company, LLC
PSC of New York, L.L.C.
PSC Operating Company, LLC
Quahog Holding Company, LLC
SARC/Asheville, Inc.
SARC/Circleville, Inc.
SARC/DeLand, Inc.
SARC/Ft. Myers, Inc.
SARC/FW, Inc.
SARC/Georgia, Inc.
SARC/Jacksonville, Inc.
SARC/Kent, LLC
SARC/Knoxville, Inc.
SARC/Largo Endoscopy, Inc.
SARC/Largo, Inc.
SARC/Metairie, Inc
SARC/Providence, LLC
SARC/San Antonio, LLC
SARC/Savannah, Inc.
SARC/St. Charles, Inc.
SARC/Vincennes, Inc.
SARC/Worcester, Inc.
SMBI Great Falls, LLC

SMBI Gresham, LLC
SMBI Havertown, LLC
SMBI Idaho, LLC
SMBI Portsmouth, LLC
SMBIMS Birmingham, Inc.
SMBIMS Durango, LLC
SMBIMS Florida I, LLC
SMBIMS Greenville, LLC
SMBIMS Kirkwood, LLC
SMBIMS Novi, LLC
SMBIMS Orange City, LLC
SMBIMS Steubenville, Inc.
SMBIMS Tuscaloosa, Inc.
SMBIMS Wichita, LLC
SMBISS Beverly Hills, LLC
SMBISS Chesterfield, LLC
SMBISS Encino, LLC
SMBISS Irvine, LLC
SMBISS Thousand Oaks, LLC
SSC Provider Network, LLC
SurgiCare of DeLand, Inc.
Symbion Ambulatory Resource Centres, Inc.
SymbionARC Management Services, Inc.
SymbionARC Support Services, LLC
Texarkana Surgery Center GP, Inc.
UniPhy Healthcare of Johnson City VI, LLC
UniPhy Healthcare of Louisville, Inc.
UniPhy Healthcare of Maine I, Inc.
UniPhy Healthcare of Memphis I, LLC
UniPhy Healthcare of Memphis II, Inc.
UniPhy Healthcare of Memphis III, LLC
UniPhy Healthcare of Memphis IV, LLC
VASC, Inc.
Village Surgicenter, Inc.